                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 11, 2002


                         STATEFED FINANCIAL CORPORATION

--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



    Delaware                          0-22790                  42-1410788

--------------------------------------------------------------------------------
 (State or other                (Commission File No.    (IRS Identification No.)
jurisdiction of incorporation)



13523 University Avenue, Clive, Iowa                              50325

--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (515) 223-8484

--------------------------------------------------------------------------------



                                       N/A

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On February 11, 2002, the Registrant issued the press release attached hereto as Exhibit 99.

ITEMS 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Exhibits:

                           Exhibit 99 - Press release dated February 11, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   STATEFED FINANCIAL CORPORATION


Date:  February 12, 2002           By:  /s/  Andra K. Black
                                        ---------------------
                                        Andra K. Black
                                        Executive Vice President and Chief
                                        Financial Officer

Exhibit 99.1

                         STATEFED FINANCIAL CORPORATION
                             13523 UNIVERSITY AVENUE
                                CLIVE, IOWA 50325

For Immediate Release
February 11, 2002
                                                  For More Information, Contact:
                                            Andra Black, Chief Financial Officer
                                                                    515-223-8484


                       STATEFED FINANCIAL CORP. ANNOUNCES
                        SECOND QUARTER FINANCIAL RESULTS

DES MOINES, IOWA (NASDAQ: "SFFC") -- StateFed Financial Corporation, the parent company of State Federal Savings and Loan Association of Des Moines, today announced the financial results for its second fiscal quarter ended December 31, 2001.
         Net income rose $253,200 to $429,600 or $0.33 in diluted earnings per share, from $176,400 for the same period in 2000, or $0.12 per diluted earnings per share. For the six-month period ended December 31, 2001, net income totaled $573,000, up 15 percent from the $500,500 reported for the six-month period ended December 31, 2000. Diluted earnings per share increased 36 percent to $0.45 from $0.33 for the six-month period ended December 31, 2001. For the six-month period, basic earnings per share increased to $0.46 from $0.34 a year earlier.
         A significant factor in State Fed's second-quarter earnings was the gain of $638,200 on the sale of real estate holdings. The sale of two real estate complexes allows the company to reallocate important resources to its core business of personalized retail banking and financial services.
         "We are continuing to refocus and revitalize our operations with decisive actions that position us for future growth and enhance value to our shareholders," said Randall C. Bray, Chairman of the Board. "The sale of the apartment complexes marks an important step in repositioning State Federal to better reach and serve its customers. Funds and resources that have been tied up in these fixed assets can now be invested in the development and expansion of our products and services."
         Management increased the bank's provision for loan losses to $154,000, compared with $9,000 a year ago. The company establishes loan loss reserves in order to maintain the allowance for losses at an appropriate level based upon an assessment of volume, type and performance of loans in the portfolio.
         Net interest income for the quarter declined $55,200, reflecting reduced interest income from the continued decline in interest rates in late 2001. Lower interest rates also triggered a high level of refinance activity that resulted in a reduction in total loans. The decrease in interest income was offset in part by a reduction in interest expense. State Fed has been intentionally repositioning its balance sheet to lower funding costs by reducing its reliance on advances from the Federal Home Loan Bank, resulting in a reduction in interest expense of $203,800, compared with a year ago. Total non-interest expense was $130,800 higher in this quarter compared with the same period in 2000 primarily as a result of costs associated with the Company's new location in Clive.
         "As part of our strategic plan, we're working to serve our customers with more appealing and convenient locations," said Bray. "This month we will be opening a new location in the downtown skywalk that offers a unique and innovative concept in the delivery of financial services in the Des Moines area. In addition to banking, customers and potential customers will be able to take advantage of a full-service coffee bar and Internet access on the go. We are partnering with Timbuktu Coffee Cafe and Crosspaths Internet Service to bring added value to customers and potential customers, and we continue to look for other opportunities to deliver complementary retail services to our customers."
         As of December 31, 2001, State Federal reported 1,279,526 shares outstanding. The Corporation's stock is traded on the NASDAQ Small-Cap Market under the symbol "SFFC".
         When used in this press release or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "significantly" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and to advise readers that various factors including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors could affect the Bank's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.
         The Company does not undertake, and specifically disclaims, any obligations to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements.

                         STATEFED FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                       DECEMBER 31, 2001 AND JUNE 30, 2001


                               ASSETS (UNAUDITED)
                                                               DECEMBER 31,2001    JUNE 30, 2001
Cash and amounts due from depository institutions              $  3,735,800          $   7,278,600
Investments in certificates of deposit                              297,000                297,300
Investment securities held-for-sale                               1,955,000              1,924,800
Loans receivable, net                                            84,520,600             87,898,900
Real estate held for investment, net                                      -              2,106,400
Property acquired in settlement of loans                          1,004,800              1,320,500
Office property and equipment, net                                3,928,400              3,947,600
Federal Home Loan Bank stock, at cost                             1,762,200              1,762,200
Accrued interest receivable                                         608,000                630,200
Other assets                                                        423,000                382,900
                                                            ----------------       ----------------

        TOTAL ASSETS                                           $ 98,234,800          $ 107,549,400
                                                            ================       ================


       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                                       $ 68,386,600          $  62,987,500
Advances from Federal Home Loan Bank                             14,000,000             29,185,100
Advances from borrowers for taxes and insurance                     359,200                395,000
Accrued interest payable                                              6,200                170,900
Dividends payable                                                   128,000                127,600
Income taxes:current and deferred                                   444,900                203,500
Other liabilities                                                   415,900                392,100
                                                            ----------------       ----------------

        TOTAL LIABILITIES                                        83,740,800             93,461,700
                                                            ----------------       ----------------

Stockholders' equity:
Common stock                                                       $ 17,800               $ 17,800
Additional paid-in capital                                        8,536,700              8,522,400
Unearned compensation - restricted stock awards                    (114,200)              (143,900)
Unrealized gain (loss) on investments                                37,500                 25,300
Treasury stock                                                   (5,162,900)            (5,195,800)
Retained earnings - substantially restricted                     11,179,100             10,861,900
                                                            ----------------       ----------------

   TOTAL STOCKHOLDERS' EQUITY                                    14,494,000             14,087,700
                                                            ----------------       ----------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 98,234,800          $ 107,549,400
                                                            ================       ================

                         STATEFED FINANCIAL CORPORATION
                   Selected Consolidated Financial Information
                                   (Unaudited)


                                                    THREE MONTHS ENDED                SIX MONTHS ENDED
                                                       DECEMBER 31                     DECEMBER 31
                                                --------------------------        --------------------------
                                                    2001            2000            2001             2000
OPERATIONS DATA

Total interest income......................... $ 1,860,500     $ 2,119,500       $ 3,810,800      $ 4,129,000

Total interest expense........................ $ 1,072,500     $ 1,276,300       $ 2,281,800      $ 2,407,800
                                              ------------    ------------      ------------     ------------

Net interest income........................... $   788,000     $   843,200       $ 1,529,000      $ 1,721,200

Provision for loan losses..................... $   154,000     $     9,000       $   178,000      $    18,000
                                              ------------    ------------      ------------     ------------

Net interest income after
provision for loan losses..................... $   634,000     $   834,200       $ 1,351,000      $ 1,703,200

Non-interest income:
Real estate operations........................ $   107,000     $   134,300       $   234,900      $   262,100

Loss on sale of investments................... $      -        $   (90,600)      $      -         $   (90,600)

Gain on sale real estate, net................. $   638,200     $     7,800       $   638,200      $     7,800

Other non-interest income..................... $    33,600     $    31,600       $    62,300      $    60,300
                                              ------------    ------------      ------------     ------------

Total non-interest income..................... $   778,800     $    83,100       $   935,400      $   239,600

Total non-interest expense.................... $   781,000     $   650,200       $ 1,443,900      $ 1,190,800
                                              ------------    ------------      ------------     ------------

Income before income taxes.................... $   631,800     $   267,100       $   842,500      $   752,000

Income tax expense............................ $   202,200     $    90,700       $   269,500      $   251,500
                                              ------------    ------------      ------------     ------------

Net Income.................................... $   429,600     $   176,400       $   573,000      $   500,500
                                              ============    ============      ============     ============

Basic earnings per share......................       $0.34           $0.12             $0.46            $0.34

Diluted earnings per share....................       $0.33           $0.12             $0.45            $0.33